Registration No. 333-_______

    As filed with the Securities and Exchange Commission on January 25, 2005


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  ATTUNITY LTD
             (Exact name of registrant as specified in its charter)


                Israel                                   Not Applicable
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

              Einstein Building, Tirat Carmel, Haifa 39101, Israel
               (Address of Principal Executive Offices) (Zip Code)


                                  ATTUNITY LTD
                  (F/K/A ISG INTERNATIONAL SOFTWARE GROUP LTD.)
                             1998 STOCK OPTION PLAN

                            (Full title of the plan)


                                  Attunity Inc.
                   Attn.: Ofer Segev, Chief Financial Officer
                                 40 Audubon Road
                         Wakefield, Massachusetts 01880
                      (Name, address of agent for service)

                                 (781) 213-5200
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Steven J. Glusband, Esq.
                          Carter Ledyard & Milburn LLP
                                  2 Wall Street
                            New York, New York 10005
                                 (212) 732-3200

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                      Proposed        Proposed
                                                      Amount           maximum         maximum
                                                      to be           offering        aggregate         Amount of
     Title of securities to be registered           registered     price per share    offering         registration
                                                       (1)               (2)            price            Fee (3)
---------------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                            5,763            $0.02         $    138             $0.02
-----------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                          287,250            $1.05         $301,613            $35.50
-----------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                            6,000             $1.09          $6,540             $0.77
-----------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                           10,000            $1.10          $11,000             $1.29
-----------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                          488,600            $1.30         $635,180            $74.76
-----------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                            3,000            $1.40           $4,200             $0.49
-----------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                            25,000           $1.50          $37,500            $4.41
-----------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                            20,000           $1.63          $32,600            $3.84
-----------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                            6,000            $1.80          $10,800            $1.27
-----------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                            14,750           $1.94          $28,615            $3.37
-----------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                            25,000           $2.25          $56,250            $6.62
-----------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                            16,000           $3.00          $48,000            $5.65
-----------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                            25,000           $3.13          $78,250            $9.21
-----------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                            21,000           $4.50          $94,500           $11.12
-----------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                            22,666           $6.50         $147,329           $17.34
-----------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                            5,000            $6.88          $34,375            $4.06
-----------------------------------------------------------------------------------------------------------------
Ordinary shares, par value NIS 0.10 per share
.............                                           81,491            $7.75         $631,555           $74.33
-----------------------------------------------------------------------------------------------------------------
Total ............                                  1,062,520             N/A        $2,158,445          $254.05
=================================================================================================================

----------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of the Registrant's ordinary shares, par value NIS 0.10 per share (the "Ordinary Shares") that may be offered or issued pursuant to the Attunity Ltd (f/k/a ISG International Software Group Ltd.) 1998 Stock Option Plan by reason of stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, in the case of Ordinary Shares purchasable upon exercise of outstanding options, the proposed maximum offering price is the exercise price provided for in the relevant option.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregate offering price multiplied by 0.0001177.



               ---------------------------------------------------

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

                                EXPLANATORY NOTE
                                ----------------

         The purpose of this Registration Statement on Form S-8 is to register an additional 1,062,520 Ordinary Shares for issuance under the Registrant's 1998 Stock Option Plan. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-11648) filed with the Securities and Exchange Commission (the "Commission") on March 13, 2000, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.


Item 8.  EXHIBITS.

         4.1      Memorandum of Association (1)

         4.2      Articles of Association, as amended (2)

         4.3 Attunity Ltd (f/k/a ISG International Software Group Ltd.) 1998 Stock Option Plan

         5        Opinion of Goldfarb, Levy, Eran & Co.

         23.1     Consent of Goldfarb, Levy, Eran & Co. (contained in Exhibit 5)

         23.2     Consent of Kost Forer Gabbay & Kasierer

         24       Power of Attorney (see Page 6).

         ----------------------------------------
         (1) Filed as a Exhibit 3.1 to the Registrant's Registration Statement on Form F-1, registration number 33-54020, filed on October 30, 1992, and incorporated herein by reference.
         (2) Filed as Exhibit 3.2 to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2000, filed on July 13, 2001, and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Israel on this 24th day of January, 2005.


                                            Attunity Ltd

                                            By: /s/Itzhak (Aki) Ratner
                                                ----------------------
                                            Name:  Itzhak (Aki) Ratner
                                            Title: Chief Executive Officer

                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Attunity Ltd, an Israeli company (the "Company"), hereby constitute and appoint Yitzhak (Aki) Ratner and Ofer Segev, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in either or both of them, to sign for the undersigned and in their respective names as officers and as directors of the Company, a Registration Statement on Form S-8 (or other appropriate form) (the "Registration Statement") relating to the proposed issuance of Ordinary Shares, par value NIS 0.10 per share, of the Company pursuant to the exercise of stock options and other awards granted under the Attunity Ltd (f/k/a ISG International Software Group Ltd.) 1998 Stock Option Plan (or any and all amendments, including post-effective amendments, to the Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                 Title                                 Date
---------                 -----                                 ----

/s/Shimon Alon            Chairman of the Board of Directors    January 24, 2005
--------------
Shimon Alon

/s/Itzhak (Aki) Ratner    Chief Executive Officer and Director  January 24, 2005
----------------------
Itzhak (Aki) Ratner

/s/Ofer Segev             Chief Financial Officer               January 24, 2005
-------------
Ofer Segev

/s/Dov Biran              Director                              January 24, 2005
------------
Dov Biran

______________________    Director
Dan Falk

______________________    Director
Anat Segal

/s/Ron Zuckerman          Director                              January 24, 2005
----------------
Ron Zuckerman

______________________    Director
Zamir Bar-Zion

Attunity Inc.             Authorized Representative in
                          the United States
By: /s/Ofer Segev                                               January 24, 2005
    -------------
Name: Ofer Segev
Title:   Chief Financial Officer